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                                                                    EXHIBIT 4.11



                                                                          PAGE 1

                               LOCK- UP AGREEMENT

BAM! Entertainment, Inc.
333 West Santa Clara Street, Suite 716
San Jose, California 95113

Ladies & Gentlemen:

The Shareholders of VIS entertainment limited ("VIS") have accepted an Offer made by BAM! Entertainment, Inc., a Delaware Corporation (the "COMPANY") dated 24 March, 2004; pursuant to which the Company has agreed, upon the terms and subject to the conditions contained therein, to issue to the Shareholders of VIS, shares of the Company's common stock, US $0.001 par value and the Shareholders of SOE Development Limited ("SOED") have agreed to sell to the Company the whole of the share capital of SOED pursuant to a Sale and Purchase Agreement dated 18 March 2004 ("SPA") under which the Company has agreed upon the terms and subject to the conditions contained therein to issue to the Shareholders of SOED (or as they may direct) shares of the Company's common stock US $0.001 par value (all of such shares of common stock together referred to in this agreement as "COMMON STOCK"). The undersigned recognizes that the Offer and/or the SPA will be of benefit to the undersigned. The undersigned acknowledges that the Company is relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offer and closing the SPA. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Offer.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of the Company (which consent may be withheld in its sole discretion) or except as otherwise set forth herein, directly or indirectly, sell, offer, contract, or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "EXCHANGE ACT") or otherwise dispose of any shares (collectively, a "DISPOSITION") of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule l3d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, during the period commencing on the date hereof and continuing through the close of trading on the one-year anniversary of the date on which the Offer was declared unconditional in all respects and the acquisition of the shares in SOED under the SPA was completed ("CLOSING DATE"); provided, however, that beginning on and after the thirtieth (30th) calendar day after the Closing Date, twenty-five percent (25%) of the Common Stock held, directly or indirectly, by the undersigned as of the date of execution of this Agreement shall not be subject to the terms set forth in this Agreement; provided, further, that beginning on and after the one hundred eightieth (180th) calendar day after the Closing Date, an additional twenty-five percent (25%) of the Common Stock held, directly or indirectly, by the undersigned as of the date of execution of this Agreement shall not be subject to the terms set forth in this Agreement; provided, further, that beginning on and after the two hundred seventieth (270th) calendar day after the Closing Date, an additional twenty-five percent (25%) of the Common Stock held, directly or indirectly, by the undersigned as of the date of execution of this Agreement shall not be subject to the terms set forth in this Agreement; and provided, further, that beginning on and after the one-year anniversary of the Closing Date, the remaining twenty-five percent (25%) of the Common Stock held, directly or indirectly, by the undersigned as of the date of execution of this Agreement shall not be subject to the terms set forth in this Agreement (the "LOCK-UP

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                                                                          PAGE 2

PERIOD"). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions. Notwithstanding the foregoing, the undersigned may, during the Lock-up Period, sell or otherwise transfer the Common Stock (a) to an Affiliate (as defined below) provided, however that the undersigned must (i) provide prior written notice of the transfer to the Company and (ii) deliver a copy of this Agreement executed by the transferee to the Company prior to the transfer of the Common Stock; or (b) without limitation in the event the shareholders of the Company accept an unconditional offer for the acquisition of all of the outstanding equity capital of the Company. For purposes of this Agreement, an Affiliate shall be defined as any business entity controlled by, controlling or under common control with the transferring party, any general or limited partner, or guarantor or indemnifier of the investment of any partner of a holder of Common Stock which is a limited partnership or limited liability partnership any person who acquires the whole or substantially the whole of a holder of Common Stock which is a statutory body or to which the relevant statutory functions have been transferred or delegated or to a successor of any such body.

The foregoing restriction has been expressly agreed to preclude the holder of the Common Stock from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Common Stock during the Lock-up Period, even if such Common Stock would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to any Common Stock or with respect to any security (other than a broad-based market basket or index) that included, relates to, or derives any significant part of its value from Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or Common Stock held by the undersigned except in compliance with the foregoing restrictions.

In the event that, prior to the expiration of the Lock-up Period, there is a distribution or a series of distributions (collectively, a "DISTRIBUTION") by the undersigned to any of its beneficiaries, the undersigned agrees that such Common Stock shall remain subject to the lock-up provisions set forth in this Agreement as held, directly or indirectly, by each beneficiary of the undersigned and that the undersigned shall take all necessary and proper actions to enforce the terms set forth in this Agreement upon a Distribution to ensure that each of the beneficiaries of the undersigned shall be bound by the terms of this Agreement. Upon a Distribution, the Lock-up Period shall apply to the Common Stock, as held by the beneficiaries of the undersigned on a pro rata basis. Furthermore, upon a Distribution, the undersigned also agrees and consents to, and shall ensure, the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Common Stock held, directly or indirectly, by the beneficiaries of the undersigned, as a result of a Distribution except in compliance with this restriction.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

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                                                                          PAGE 3

SIGNATURE OF VIS SHAREHOLDER/SOED SHAREHOLDER

________________________

PLEASE PRINT YOUR NAME IN THE SPACE ABOVE AND THEN SIGN BELOW, IN THE PRESENCE OF A WITNESS

Signature by individual(s),
sole or first named
registered shareholder*         witnessed by


............................
                                Name:                            Address:
                                GEY ST.                          Signature:
Joint holders:                                                              ----------------------

2. ........................
                                2. Name .....................    Address .........................
                                   ..........................    Signature........................

3. ........................
                                3. Name .....................    Address .........................
                                   ..........................    Signature........................

4. ........................
                                4. Name .....................    Address .........................
                                   ..........................    Signature........................

Execution by corporation:       .............................    .................................
                                Name of Director/Authorised      Signature
............................     Signatory
Name of Company                 .............................    .................................
                                Name of Director/Secretary/      Signature
                                Authorised Signatory/witness

----------------------
* You must have your signature witnessed. You should have your signature witnessed by a person who is over 18 years of age and who is not one of the joint registered holders (if any). The witness should NOT however be a spouse or a member of your immediate family. The witness should also print their full name and home address in the space provided.